Exhibit 99.2

ZOETIS INC.
2013 EQUITY AND INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD
Zoetis Inc. (the “Company”) has granted to the person named below (the “Participant”), an Award of Restricted Stock Units under Section 8.1 of the Zoetis Inc. 2013 Equity and Incentive Plan (the “Plan”). This Award is subject to all of the terms, definitions and provisions of this Restricted Stock Unit Award (this “RSU Award”) and the Plan, which is incorporated herein by reference, as follows:
Participant Name
Date of Grant
Number of Restricted Stock Units
Unless otherwise defined in this RSU Award, the terms used in this RSU Award shall have the meanings defined in the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this RSU Award, the terms and conditions of the Plan will prevail.

1.Vesting Schedule.
(a)    Regular Vesting Schedule: Subject to any acceleration provisions contained in the Plan or set forth below, 100% of the total Number of Restricted Stock Units subject to this Award shall vest and be settled on the third anniversary of the Date of Grant (the “Settlement Date”); provided that, except as set forth in Section 1(b) below, this Award shall cease vesting immediately upon Participant’s Termination of Employment.
Except as set forth in Section 1(b) below, Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest on such date or occurrence unless Participant has continuously and actively been employed with, or providing services to, the Company or any of its Subsidiaries or Affiliates from the Date of Grant until the date such vesting occurs. For non-U.S. Participants and for purposes of this Award only, Termination of Employment will be deemed to be as of the date that Participant is no longer actively providing services and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable law. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole discretion to determine when Participant is no longer employed or providing services for purposes of this Award and participation in the Plan.
(b)    Accelerated or Special Vesting Conditions
Subject to the general provisions above, in the event of the following circumstances, the following vesting and settlement provisions shall apply:

(i)    Death. In the event of Participant’s Termination of Employment due to Participant’s death, 100% of the Restricted Stock Units subject to this Award (including dividend equivalents with respect thereto credited pursuant to Section 7 below) will vest and be settled immediately upon such termination. The person named in Participant’s will or Participant’s beneficiary, as the case may be, will receive the Shares issued upon settlement of Participant’s Restricted Stock Units, subject to applicable law.
(ii)    Total and Permanent Disability. In the event of Participant’s Termination of Employment due to Participant’s Total and Permanent Disability (as defined below), 100% of the Restricted Stock Units subject to this Award (including dividend equivalents with respect thereto credited pursuant to Section 7 below) will vest and be settled immediately upon such termination. For purposes of this Award, “Total and Permanent Disability” shall mean that Participant is receiving long-term disability benefits under the Company’s long-term disability program.
(iii)    Retirement. In the event of Participant’s Termination of Employment due to Participant’s Retirement (as defined below) on or after the first anniversary of the Date of Grant, a pro-rata portion of the Restricted Stock Units subject to this Award (including dividend equivalents with respect thereto credited pursuant to Section 7 below) will vest and be settled immediately upon such Termination of Employment. For this purpose, the pro-rata portion of the Award that vests will be determined based on the number of days that Participant was an active Employee from the Date of Grant through the date of Participant’s Termination of Employment as compared to the total number of days from the Date of Grant to the Settlement Date. For purposes of this Award, “Retirement” means Participant has attained a minimum of sixty-five (65) combined years of age and service with the Company or any Affiliate, and a minimum age of fifty-five (55).
(iv)    Termination as a Result of a Plant Closing or Restructuring Event. In the event of Participant’s Termination of Employment as a result of a plant closing or Restructuring Event (as defined below), a pro-rata portion of the Restricted Stock Units subject to this Award (including dividend equivalents with respect thereto credited pursuant to Section 7 below) will vest and be settled immediately upon such Termination of Employment. For this purpose, the pro-rata portion of the Award that vests will be determined based on the number of days that Participant was an active Employee from the Date of Grant through the date of Participant’s Termination of Employment as compared to the total number of days from the Date of Grant to the Settlement Date. For purposes of this Award, a “Restructuring Event” means an involuntary Termination of Employment without Cause and not related to performance that is the direct result of (i) a “restructuring event” as determined for financial statement reporting purposes, or (ii) a divestiture or sale of a site or a business/business unit of the Company or its Affiliates.
(v)    Termination without Cause or Resignation for Good Reason following a Change in Control. In the event of Participant’s Termination of Employment by the Company or an Affiliate without Cause (as defined below) or as a result of Participant’s resignation for Good Reason (as defined below), in either case, upon or within twenty-four (24) months following the consummation of a Change in Control, 100% of the Restricted Stock Units subject to this Award, as assumed or substituted by the acquiring company and adjusted to reflect the transaction if applicable (including dividend equivalents with respect thereto credited pursuant to Section 7 below) will immediately vest and be settled settle upon such termination.

For purposes of this Award, “Cause” means (i) an act of dishonesty, fraud or misrepresentation made by Participant in connection with Participant’s responsibilities to the Company, (ii) Participant’s willful, material violation of any law or regulation applicable to the business of the Company; (iii) Participant’s conviction of, or plea of nolo contendere to, a felony or any crime that, in either case, has resulted in or is reasonably expected to result in material injury to the business or reputation of the Company, (iv) Participant’s willful misconduct or gross negligence in connection with carrying out Participant’s job responsibilities to the Company, (v) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Participant owes an obligation of nondisclosure as a result of Participant’s relationship with the Company; (vi) Participant’s willful breach of any obligations under any written agreement or covenant with the Company that is injurious to the Company; (vii) Participant’s violation or disregard of any Company policy that has resulted in or is reasonably expected to result in material injury to the business or reputation of the Company; or (viii) Participant’s failure or refusal to perform Participant’s duties and responsibilities to the Company. For purposes of clarity, all references in this paragraph to the Company shall include references to any Affiliate and any successor to the Company or any Affiliate, and a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or disability.
For purposes of this Award, “Good Reason” means Participant’s resignation due to the occurrence of any of the following conditions which occurs without Participant’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (i) a material reduction of Participant’s base compensation (other than as part of an across-the-board salary reduction applicable to all similarly situated employees); (ii) a material reduction of Participant’s duties, authority, responsibilities or reporting relationship, relative to Participant’s duties, authority, responsibilities or reporting relationship as in effect immediately prior to such reduction; or (iii) the Company (or a successor, if appropriate) requires Participant to relocate to a facility or location more than twenty-five (25) miles away from the location at which Participant was working immediately prior to the required relocation and such relocation increases Participant’s one way commute by thirty (30) minutes or more during normal commuting hours and under typical traffic conditions.  In order for Participant to resign for Good Reason, Participant must provide written notice to the Company of the existence of the Good Reason condition within sixty (60) days of the initial existence of such Good Reason condition. Upon receipt of such notice, the Company will have thirty (30) days during which it may remedy the Good Reason condition. If the Good Reason condition is not remedied within such thirty (30) day period, Participant may resign based on the Good Reason condition specified in the notice effective no later than thirty (30) days following the expiration of the Company’s thirty (30) day cure period.
(vi)    Delay for Key Employees. Notwithstanding the foregoing provisions of this Section 1(b), if Participant is a Key Employee (as determined pursuant to the definition of the term “Key Employee” in the Zoetis Supplemental Savings Plan), any amounts which constitute “deferred compensation” under Internal Revenue Code Section 409A payable in connection with Participant’s Termination of Employment shall not be paid upon such Participant’s Termination of Employment, but instead shall be paid on the day that is six months following such Participant’s Termination of Employment, or upon Participant’s death, if earlier.

2.    Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share of Common Stock if the Restricted Stock Unit vests. Unless and until the Restricted Stock Units have vested in the manner set forth in Section 1 above, Participant will have no right to payment of any Shares. Prior to actual payment of any Shares, such Restricted Stock Unit will represent an unsecured obligation of the Company. Unless subject to a deferral election under the Company’s Equity Deferral Plan, Restricted Stock Units will be automatically settled and paid to Participant in Shares (including fractional Shares) upon the Settlement Date (or earlier date for settlement provided in Section 1(b)) of such Restricted Stock Units, subject to Participant satisfying any applicable tax, tax withholding or other obligations as set forth in Section 5.
3.    Forfeiture upon Termination of Employment. Subject to Section 1(b) hereof, in the event of Participant’s Termination of Employment for any or no reason, the vesting of the Restricted Stock Units will immediately cease and the balance of the Restricted Stock Units that have not vested as of the date of Participant’s Termination of Employment and do not vest as a result of Participant’s Termination of Employment will be immediately forfeited without consideration. The Company shall have the sole discretion to determine when and under what circumstances Participant’s Termination of Employment occurs.
4.    Inappropriate Activity; Clawbacks.
(a)    Forfeiture for Inappropriate Activity. To the extent permitted by applicable law, if at any time Participant engages in any of the activities listed below, this Award (including any vested portion thereof) shall immediately terminate in its entirety and be forfeited without consideration. The activities subject to this paragraph are any activity inimical, contrary or harmful to the interests of the Company or any Affiliate, including, but not limited to: (A) conduct related to Participant’s employment for which either criminal or civil penalties against Participant may be sought, (B) violation of Company or any Affiliate policies, including, without limitation, the Company’s insider trading policy, (C) accepting employment with or serving as a consultant, advisor or in any other capacity to a person or entity that is in competition with or acting against the interest of the Company or any Affiliate while employed by the Company or an Affiliate, (D) disclosing or misusing any confidential information or material concerning the Company or any Affiliate, or (E) participating in an attempted hostile takeover of the Company.
(b)    Clawback for Financial Restatement or Misconduct.     To the extent permitted by applicable law, (A) if either the grant or the compensation realized under this Award was based on the achievement of financial results that were subsequently materially restated (other than a restatement due to a change in accounting principles) and such restatement caused the Company to reissue previously audited financial statements and the related audit opinions, or (B) if Participant was determined to have altered the financial or operational results used to determine the amount earned under any Award under the Plan through fraud or material misconduct, then (i) any compensation realized by Participant under this Award (as determined by the value of RSUs and accumulated dividend equivalents received upon settlement) within three years prior to the date of such financial restatement or determination of financial misconduct shall be recoverable by the Company, and (ii) all unpaid portions of this Award (whether or not vested) shall be cancelled and forfeited. In addition, with respect to circumstances or time periods not covered by the preceding sentence, the Company shall recover all or a portion of any compensation realized by Participant under this Award as defined in and to the extent required by regulations or stock exchange requirements adopted pursuant to the Dodd-Frank Act.
5.    Tax Obligations. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other taxes or social contributions, withholdings, required deductions, or other payments, if any, that arise upon the grant, vesting or settlement of the Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends (or dividend equivalent units), if any (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant agrees to make adequate provision for (and indemnify the Company and any Subsidiary or Affiliate for) any Tax-Related Items. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to this Award or any Tax-Related Items other than filings or documentation that is the specific obligation of the Company or any Subsidiary or Affiliate pursuant to applicable law, such as but not limited to personal income tax returns or reporting statements in relation to the grant or vesting this Award, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including grant, vesting, settlement, the holding or subsequent sale of Shares acquired under the Plan, and the receipt of dividends (or dividend equivalents), if any; and (b) do not commit to and are under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that applicable laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation.  The Company is also not responsible or liable for any calculation or reporting of income or Tax-Related Items that may be required of Participant under applicable laws. Further, if Participant has become subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this RSU Award, no Shares will be issued (or other payment made) to Participant, unless and until satisfactory arrangements (as determined by the Administrator) have been made by Participant with respect to the payment of any Tax-Related Items that the Company determines must be satisfied with respect to such Shares.
The Company may require Participant to satisfy applicable tax withholding obligations by (a) paying cash, (b) having the Company withhold Shares otherwise deliverable to Participant to satisfy the minimum withholding obligation, (c) having the Company or the Employer withhold the required amount from Participant’s wages or other cash compensation, (d) surrendering already-owned Shares having a Fair Market Value equal to the minimum statutory withholding, or (e) pursuant to such other procedures as may be specified by the Administrator from time to time. The Company in its discretion will have the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to Participant or by withholding such amounts from other compensation payable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to be settled, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company..
6.    Rights as Stockholder. Until the issuance of the Shares subject to this Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to this Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 7 below and Section 3.2 of the Plan.
7.    Dividend Equivalent Units. Unless otherwise set forth in the Country-Specific Addendum, if the Company declares a cash dividend on its Common Stock, Participant will be entitled to be credited with dividend equivalent units equal to (i) the amount of such dividend declared and paid with respect to one share of Common Stock, multiplied by (ii) the number of Restricted Stock Units subject to this Award plus the number of dividend equivalent units previously credited with respect to such Restricted Stock Units that are outstanding on the applicable dividend record date with respect to such dividend payment date, divided by (iii) the Fair Market Value of a Share of Common Stock on the dividend record date. Dividend equivalent units will not be credited with interest. Unless otherwise set forth in the Country-Specific Addendum, each dividend equivalent unit represents one Share of Common Stock, and will be paid in Shares at the same time and to the same extent to which the Company issues the Shares underlying the Restricted Stock Units with respect to which they were credited. The Administrator may prospectively change the method of crediting dividend equivalent units as it, in its sole discretion, determines appropriate from time to time.
8.    No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS RSU AWARD, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LAWS).
Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer.
9.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying this Award. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
10.    Address for Notices. Except as required under Section 15, any notice to be given to the Company under the terms of this RSU Award shall be addressed to the Company, in care of its General Counsel at Zoetis Inc., 100 Campus Drive, Florham Park, New Jersey 07932, or at such other address as the Company may hereafter designate in writing.
11.    Non-Transferability of Restricted Stock Units. The Restricted Stock Units shall not be transferable other than by will or the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer.
12.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein and to the other terms and conditions of the Plan, this RSU Award will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.    Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of this Award or the Shares upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the grant of this Award or the issuance of Shares to Participant (or his or her beneficiary or estate), such grant or issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the grant of this Award or the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer the grant of this Award or the delivery of the Shares until the earliest date at which the Company reasonably anticipates that the grant of this Award or the delivery of Shares will no longer cause such violation. The Company shall have no obligation to satisfy the requirements of any such state, federal or foreign law or securities exchange or to obtain any such consent or approval of any such governmental authority. The Company shall not be obligated to treat this Award as outstanding or issue any Shares pursuant to this Award at any time if the grant of this Award or the issuance of Shares pursuant to this Award violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.
Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the laws of the country in which he or she is resident at the time of grant or vesting or settlement of this Award or the holding or disposition of Shares or receipt of dividends (or dividend equivalent units), if any (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the grant of this Award or the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Award or the Shares. Notwithstanding any provision herein, this Award and any Shares issuable hereunder shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,”) which forms part this RSU Award.
14.    Administrator Authority. The Administrator has the power to interpret the Plan and this RSU Award and to adopt such rules for the administration, interpretation and application of the Plan and this RSU Award as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this RSU Award.
15.    Electronic Delivery and Language. The Company may, in its sole discretion, decide to deliver any documents related to this Award, any future restricted stock units or other equity awards granted by the Company, whether under the Plan or otherwise, or any other Company securities by electronic means. By accepting this Award, whether electronically or otherwise, Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. If Participant has received this RSU Award, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
16.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this RSU Award.
17.    Severability. In the event that any provision in this RSU Award will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this RSU Award.

18.    Modifications to the RSU Award and the Plan.
(a)    This RSU Award and the Plan constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award in reliance on any promises, representations, or inducements other than those contained herein.
(b)    In the event of a Change in Capitalization (as defined in Section 3.2 of the Plan), the Administrator shall make equitable adjustments to this Award as provided in Section 3.2 of the Plan. Except as provided in the preceding sentence, modifications to this Award can be made only in an express written contract executed by a duly authorized officer of the Company.
(c)    The Administrator expressly reserves the right to terminate this RSU Award prior to the Settlement Date, in which case the number of Restricted Stock Units and related dividend equivalent units shall be calculated as if the Settlement Date was the trading day immediately prior to the date of such termination (without proration to reflect the shortened vesting period), and shall be settled immediately; provided, however, that if immediate settlement is not permitted under Section 409A of the Code, such Restricted Stock Units and related dividend equivalent units shall be converted to cash based on the Fair Market Value of a Share of Common Stock on the date of termination of the Award and such amount shall be paid to Participant at the earliest date permitted under Section 409A of the Code.
(d)    Notwithstanding anything to the contrary in the Plan or this RSU Award, the Company reserves the right to revise this RSU Award as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this RSU Award.
(e)    Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time, subject to the terms of the Plan.
19.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this RSU Award by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan or to realize benefits from this Award. Participant understands that the Company and its Affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliates or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.
20.    Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency, and may require the Participant to provide such entity with certain information regarding the transaction.
21.    Governing Law. This RSU Award will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this RSU Award or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of New Jersey, and agree that such litigation will be conducted in the state courts of Morris County, New Jersey, or the federal courts of the United States for the District of New Jersey, and no other courts.
22.    Acceptance of Award. By Participant’s acceptance of this RSU Award, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of this RSU Award (including any Country-Specific Addendum hereto) and the Plan, and any ancillary documents, all of which are being delivered simultaneously with, and made a part of, this RSU Award. In addition, Participant acknowledges and agrees that Participant has reviewed the Plan and this RSU Award in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this RSU Award and fully understand all provisions of the Plan and this RSU Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this RSU Award. Participant further agrees to notify the Company upon any change in Participant’s residence address.

Country-Specific Addendum to the RSU Award

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals in the countries listed below and that may be material to Participant’s participation in the Plan. Participant is solely responsible for any obligations outlined, as well as general tax or other obligations that may apply. As local laws are often complex and change frequently and the information provided is general in nature and may not apply to Participant’s specific situation, the Company cannot assure Participant of any particular result, and Participant should seek professional legal and tax advice. This Addendum forms part of the RSU Award and should be read in conjunction with the RSU Award and the Plan. Unless otherwise noted, capitalized terms shall take the same definitions assigned to them under the Plan and the RSU Award.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Plan, grant documentation, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States. The issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

European Union
Data Privacy.  The following supplements the Section 21 of the RSU Award:

Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Participant’s local human resources representative.

Argentina
Foreign Exchange Information. US dollar transactions must be conducted through financial intermediaries authorized by the Argentine Central Bank. Under amendments in 2012 to Argentine foreign exchange restrictions, the transfer of funds outside Argentina may be limited or restricted. US dollar proceeds from the sale of Shares by Participant, when remitted to Argentina, are subject to conversion to Argentine pesos at applicable exchange rates and subject to any applicable regulations of the Central Bank. In addition, the transfer of funds into Argentina as a repatriation of a portfolio investment abroad may be subject to a 365-day deposit and holding with an Argentine financial institution. Please confirm the foreign exchange requirements with Participant’s local bank before any transfer of funds in or out of Argentina.

Australia
Securities Law Notice. This disclosure has been prepared in connection with offers to employees in Australia under the Plan and the Agreement (copies of which are enclosed). It has been prepared to ensure that this grant and any other grant under the Plan (the “Offer”) satisfies the conditions for exemptions granted by the Australian Securities and Investments Commission (“ASIC”) under ASIC Class order 14/1000.

Any advice given to you in connection with the Offer is general advice only. It does not take into account the objectives, financial situation and needs of any particular person. No financial product advice is provided in the documentation relating to the Plan and nothing in the documentation should be taken to constitute a recommendation or statement of opinion that is intended to influence you in making a decision to participate in the Plan. This means that you should consider obtaining your own financial product advice from an independent person who is licensed by the ASIC to give such advice.  Zoetis Inc. will make available upon your request the Australian dollar equivalent of the current market price of the underlying Shares subject to your RSUs. You can get those details by contacting ZoetisCompensation@zoetis.com.

Issue of RSUs. RSUs will be issued for no consideration.

Risks of Participation in the Plan. Participation in the Plan and acquiring Shares in Zoetis Inc. carries inherent risks. You should carefully consider these risks in light of your investment objectives and personal circumstances.

Settlement. Notwithstanding any discretion in the Plan, the Notice or the Agreement to the contrary, settlement of the RSUs shall be in Shares and not, in whole or in part, in the form of cash.

Austria
Foreign Ownership Reporting. If Participant is an Austrian national who owns securities in foreign deposits, Participant must file an annual notification with the Austrian National Bank if the value of the securities in foreign deposits exceeds EUR 5 million or equivalent at the end of the year. If the value of these securities in foreign deposits exceeds EUR 30 million or equivalent at the end of a quarter, then these notifications shall be made quarterly.

Brazil
Foreign Assets Reporting
If Participant is a resident of Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets and rights (including any capital gain, dividend or profit attributable to such assets) is equal to or greater than US $100,000. The reporting should be completed at the beginning of the year.

Canada

Settlement in Shares Only. Notwithstanding any discretion in the Plan, the RSU Award to the contrary, settlement of the Restricted Stock Units shall only be made in Shares issued by the Company from treasury and not, in whole or in part, in the form of cash or other consideration.

Foreign Share Ownership Reporting. If Participant is a Canadian resident, Participant’s ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.  It is your responsibility to comply with all applicable tax reporting requirements.

Quebec: Consent to Receive Information in English. The following applies if Participant is a resident of Quebec: The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Chile
Securities Law Information. Neither the Company nor the Shares are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendence of Securities.

Exchange Control Information. It is Participant’s responsibility to make sure that he or she complies with exchange control requirements in Chile when the value of any Share transaction is in excess of US $10,000.  If Participant’s aggregate investments held outside of Chile exceeds US $5,000,000 (including the investments made under the Plan), Participant must report the investments annually to the Central Bank.

China
Foreign Exchange and Tax Process Information. By accepting this RSU Award, you agree to the following:

Upon vesting of your RSU Award, Shares will be issued to you and deposited in your participant account held by the Company’s stock plan service provider, which currently is Merrill Lynch, Pierce, Fenner & Smith Incorporated (referred to herein as “Merrill Lynch Bank of America” or “MLBA”). You may immediately sell such Shares or hold the Shares in your MLBA participant account to sell at a later date. However, you will not be permitted to move your Shares out of the MLBA participant account other than upon the sale of such Shares.

Furthermore, you are not permitted to hold any Shares received under the Plan after 180 days following your termination of employment. Any Shares received from the previous vesting of an RSU Award will be subject to sale by the 180th day after termination. You hereby direct and authorize Zoetis and MLBA to sell your Shares at such time, and you agree to sign any power of attorney or other form that may be required by Zoetis or MLBA to undertake such action at such time.

Due to foreign exchange restrictions in China, you are required to immediately repatriate all proceeds that you receive from dividend payments (if any) and/or the above sale of Shares to China through a domestic special-purpose foreign exchange account that Zoetis has established for this purpose. Funds received upon the sale of Shares may not be reinvested or used to purchase other assets in the United States. By accepting this award, you agree to this repatriation process. MLBA will remit the proceeds from any sale of Shares, less any commissions or other fees, directly to the Company’s special-purpose foreign exchange account.

Under current Zoetis policy, the proceeds will then be distributed to your individual USD or RMB (as specified by Zoetis) account, subject to Zoetis’s determination that you have paid (through payroll withholdings, direct reimbursement to your employer, net share withholding, sell-to-cover, or other method as specified by Zoetis) any tax amounts that are due. Alternatively and at the Company’s discretion, the proceeds may also be sent to your local employer for distribution to you through payroll, also subject to Zoetis’s determination that you have paid (through payroll withholdings, direct reimbursement to your employer, net share withholding, sell-to-cover, or other method as specified by Zoetis) any tax amounts that are due. Zoetis also reserves the right to transfer a portion of or all proceeds to the local entity or to the tax authorities to pay any tax amounts that are due.

You further acknowledge that any award you receive under the Plan is taxable as per personal income tax law of China. You accept that paying personal income tax is your legal responsibility and that the employer has the obligation to withhold related personal income tax in China. You understand and agree to the procedures described to be applied to the Shares and income you may receive in relation to this RSU Award.

Please note that Share transactions are processed in US Dollars. However, the calculation and submission of Personal Income Tax in China (“PIT”) are required to be in Chinese Yuan. You agree that the exchange rate applicable to the calculation of PIT shall be as determined by the Company in its sole discretion. Furthermore, the Company will submit a tax return and make a payment on your behalf as required under PRC law. You authorize the Company, at its discretion, to deduct personal income tax payable through your monthly payroll. You also agree to make immediate payment to the Company if the salary deduction is not sufficient for the required personal income tax withholding. In addition, you authorize the Company to withhold a sufficient number of Shares under the RSU Award to cover the taxes due, to sell a sufficient number of Shares under the RSU Award to cover the taxes due, or to take any other measures permitted under the Plan or my grant agreement to cover the taxes due.

If requested by the Company, you are responsible for providing a personal domestic bank account to receive the stock sale proceeds in US Dollars. You are responsible for the accuracy of the account information provided to the Company and for ensuring that the bank account is able to receive deposits in US Dollars.
You acknowledge that the Company and your employer will not release any proceeds to you, whether to a designated personal bank or through payroll, until the payment of the full amount of the PIT is received by the Company or your employer (as evidenced by a tax payment slip).

Please note that the foreign exchange and tax processes that are deemed necessary or advisable by the Company in order to comply with the requirements of the State Administration Foreign Exchange and other PRC laws and to otherwise administer the Plan are subject to change. The Company may unilaterally change any of the above procedures if the Company in its sole discretion seems it necessary or advisable to make such change.

Colombia
Foreign Ownership Information. Prior approval from a government authority is not required to hold shares. However, if the value of foreign investments, including the value of any equity awards, equals or exceeds US $500,000, such investments must be registered with the Colombian Central Bank by June 30th of the following year by filing a Form No. 11.

Croatia
Foreign Ownership Reporting.  Croatian residents may be required to report foreign investments and related transactions to the Croatian National Bank under certain circumstances, including but not limited to if the Croatian resident holds 10% or more ownership in a non-Croatian legal entity or if dividends over HRK 50,000 are received in one month. Participant should consult his personal legal and tax advisor to confirm any other applicable requirements. The prescribed forms are available from the CNB.

France
No Tax Qualification. This grant is not intended to be a tax-qualified award and is not granted under any Sub-Plan for French tax purposes. Accordingly, the relevant vesting and termination provisions will be as stated in the RSU Award. Although Participant may have received grants in the past that were subject to specified post-vesting sale restrictions, the Shares received upon vesting under this RSU Award may be sold at anytime, subject to the RSU Award and applicable insider trading policies.

Foreign Exchange Information. Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English. Participant confirms he or she has read and understands the documents relating to this grant (the Plan and this Agreement) which were provided to Participant in the English language. Participant accepts the terms of those documents accordingly.  Vous confirmez avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

India
Repatriation Requirement. Participant shall take all reasonable steps to repatriate to India immediately all foreign exchange received by Participant as a consequence of Participant’s participation in the Plan and in any case not later than 90 days from the date of sale of the stocks so acquired by Participant under the Plan. Further, Participant shall in no case take any action (or refrain from taking any action) that has the effect of a) delaying the receipt by Participant of the whole or part of such foreign exchange; or b) eliminating the foreign exchange in whole or in part to be receivable by Participant.

Upon receipt or realization of the foreign exchange in India, including in relation to any dividend payments, Participant shall surrender the received or realised foreign exchange to an authorised person within a period of 180 days from the date of such receipt or realisation, as the case may be. Please note that Participant should keep the remittance certificate received from the bank where foreign currency is deposited in the event that the Reserve Bank of India, the Company or Participant’s employer requests proof of repatriation.

Due to the above repatriation requirement, Participant will not be permitted in any Company dividend reinvestment program (if any).

Ireland
Settlement in Shares Only. Notwithstanding any discretion in the Plan, the RSU Award to the contrary, settlement of the Restricted Stock Units shall be in Shares only and not, in whole or in part, in the form of cash.

Director Notification Obligation. If Participant is a director or shadow director of the Company or a Subsidiary or Affiliate, Participant may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares (including acquisitions by Participant’s spouse or children). Participant should contact his or her personal legal advisor for further details if Participant is a director or shadow director.

Italy
Data Privacy Consent
Pursuant to Legislative Decree no. 196/2003, the Controller of personal data processing is Zoetis Inc., with registered offices at 100 Campus Drive, Florham Park, New Jersey 07932 USA, and its Representative in Italy for privacy purposes is Participant’s human resources representative, ZoetisCompensation@zoetis.com.

I understand that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/200.

The processing activity, including the communication and transfer of my Personal Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. I understand that the use of my Personal Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. I further understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, I have the right to, including but not limited to, access, delete, update, ask for rectification of my Personal Data and stop, for legitimate reason, the Personal Data processing. Furthermore, I am aware that my Personal Data will not be used for direct marketing purposes.

Japan
Securities Acquisition Report.  If you acquire Shares valued at more than ¥100,000,000 total, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares.

Korea
Repatriation Requirement. Please note that proceeds received from the sale of stock overseas must be repatriated to Korea within eighteen (18) months if such proceeds exceed US $500,000 per sale. Separate sales may be deemed a single sale if the sole purpose of separate sales was to avoid a sale exceeding the US $500,000 per sale threshold.

Malaysia
Securities Law Notice. The grant of Zoetis equity awards in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the CMSA, and as a consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The RSU Award does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMSA.

Mexico
Labor Law Statement.  The invitation Zoetis is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to Participant by Participant’s employer. Zoetis reserves the absolute right to amend the Plan and discontinue it at any time without any liability to Participant. This invitation and, in Participant’s case, the acquisition of shares does not, in any way, establish a labor relationship between Participant and Zoetis, nor does it establish any rights between Participant and Participant’s employer.

La invitación que Zoetis hace en relación con el Plan es unilateral y discrecional, por lo tanto, Zoetis se reserva el derecho absoluto para modificar o terminar el mismo, sin ninguna responsabilidad para usted. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Zoetis y tampoco establece derecho alguno entre usted y su empleador.

New Zealand
Securities Law Notice. This is an offer of Restricted Stock Units over ordinary shares in Zoetis Inc. (“Zoetis”). Zoetis shares give you a stake in the ownership of Zoetis. You may receive a return if dividends or dividend equivalents are paid.

If Zoetis runs into financial difficulties and is wound up, shareholders will only be paid after all creditors have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

RSUs may not be transferred other than by will or by the laws of descent or distribution, subject to the terms of the Agreement. If you receive shares upon vesting of RSUs, you may sell such shares, subject to any applicable insider trading laws or other regulations and any other trading restrictions imposed by Zoetis.

Zoetis shares are quoted on the New York Stock Exchange. This means you may be able to sell them on the New York Stock Exchange if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Zoetis shares.

In addition, you are directed to Zoetis’ most recent annual report and published financial statements.   In compliance with New Zealand securities law, you are hereby notified that the documents listed below are available for your review on Zoetis’ external and internal sites at the web addresses listed below:

•    Zoetis’ most recent Annual Report (Form 10-K) – www.zoetis.com (see “Investor Relations”);
•    Zoetis’ most recent published financial statements – www.zoetis.com (see “Investor Relations”);
•    The Plan – http://thezone.corp.zoetis.com/functions/HrForMe;
•    The Plan Prospectus – http://thezone.corp.zoetis.com/functions/HrForMe; and
•    The Agreement (of which this Appendix is a Part) – http://thezone.corp.zoetis.com/functions/HrForMe.

A copy of the above documents will be sent to you free of charge upon request to ZoetisCompensation@zoetis.com. You should read the materials provided carefully before making a decision whether to participate in the Plan.  When reading these materials, please note all references to the exercise price are listed in US dollars.  In addition, please consult your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

Philippines
Securities Law Notice. This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1 (k) of the Philippines Securities Regulation Code.  THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Poland
Foreign Ownership Reporting. If Participant holds more than PLN 7,000,000 in foreign securities (including Shares) at year-end, Participant is required to report quarterly to the National Bank of Poland regarding the number and value of such securities. Such reports are filed on special forms available on the website of the National Bank of Poland. Additional forms are required if Participant holds 10% or more of the voting rights in a foreign entity.

Russia
Securities Law Notice. Neither this offer nor the distribution of related documentation constitutes the public circulation of securities in Russia. A stock certificate will not be issued to Participant. Participant is not permitted to transfer any shares received under any Company employee equity program into Russia.
Foreign Account and Repatriation Requirement. You may hold any Shares you receive upon vesting, but under recent changes to Russian currency control regulations, you may be prohibited from receiving funds into a non-Russian bank or brokerage account.  Noncompliance with such rules, if applicable, may be subject to administrative sanction and fines.  You should therefore immediately transfer any proceeds from the sale of your Zoetis shares (or any dividends on the shares you hold) into your personal bank account in Russia.  You are responsible for ensuring compliance with all currency control laws in Russia in relation to your participation in the Plan; note that your foreign accounts may also be subject to reporting to the Russian tax authorities.

Singapore
Securities Law Notice
This grant of the Restricted Stock Units and the Shares to be issued upon vesting of the Restricted Stock Units shall be made available only to an employee of the Company or its Subsidiary or Affiliate, in reliance of the prospectus exemption set out in Section 273(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore. In addition, Participant agrees, by Participant’s acceptance of this grant, not to sell any Shares within six months of the date of grant. Please note that neither this RSU Award nor any other document or material in connection with this offer of the Restricted Stock Units and the Shares hereunder has been or will be lodged, registered or reviewed by any regulatory authority in Singapore.

Director Reporting
If Participant is a director or shadow director of the Company or a Subsidiary or Affiliate, Participant may be subject to special reporting requirements with regard to the acquisition of shares or rights over shares. Participant should contact his or her personal legal advisor for further details if Participant is a director or shadow director.

Exit Tax / Deemed Exercise Rule
If Participant has received Restricted Stock Units in relation to Participant’s employment in Singapore, please note that if, prior to the vesting of Participant’s Restricted Stock Units, Participant is 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, Participant will likely be taxed on Participant’s unvested Restricted Stock Units on a “deemed exercise” basis, even though Participant’s Restricted Stock Units have not yet vested.  Participant should discuss his or her tax treatment with Participant’s personal tax advisor.

Spain
Foreign Share Ownership Reporting. If the Participant is a Spanish resident, his acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the Dirección General de Politica Comercial e Inversiones Exteriores ("DGPCIE") of the Ministerio de Economia, the Bank of Spain, and/or the tax authorities. These requirements change periodically, so the Participant should consult his personal advisor to determine the specific reporting obligations.

Currently, the Participant must declare the acquisition of Shares to DGPCIE for statistical purposes. The Participant must also declare the ownership of any Shares with the DGPCIE each January while the shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.

In addition, if the Participant perform transactions with non-Spanish residents or hold a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, the Participant may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.

If the Participant holds assets or rights outside of Spain (including Shares acquired under the Plan), you may also have to file Form 720 with the tax authorities, generally if the value of your foreign investments exceeds €50,000. Please note that reporting requirements are based on what you have previously disclosed and the increase in value and the total value of certain groups of foreign assets.

Taiwan
Foreign Exchange Information.  Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan of up to US $5,000,000 per year. If this threshold is exceeded or if the transaction amount is TWD $500,000 or more in a single transaction or in certain other situations, Participant may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Participant should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

Thailand
Repatriation Requirement. All proceeds from the sale of Shares must be remitted to Thailand and must be deposited or converted into Thai Baht with a commercial bank in Thailand within 360 days of receipt. In certain cases the inward remittance may then need to be reported to the Bank of Thailand, but this is typically handled by the receiving bank. Dividend payments (if any) will also be subject to this repatriation requirement unless they are reinvested pursuant to any Company dividend reinvestment program.

United Kingdom
Settlement in Shares Only. Notwithstanding any discretion in the Plan, the RSU Award to the contrary, settlement of the Restricted Stock Units shall be in Shares only and not, in whole or in part, in the form of cash.

Withholding of Tax. This provision supplements Section 6 of the RSU Award: If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the Tax-Related Items. In the event that Participant is a director or executive officer and the Tax-Related Items are not collected from or paid by Participant by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and national insurance contributions will be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

Vietnam	Repatriation Requirement. Any dividends and/or proceeds received upon the sale of Shares received under an RSU Award must be immediately repatriated to Vietnam.